AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

This Amendment No. 1 (the “Amendment”), made and entered into as of March 14, 2024, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and Westfield Capital Management Company, L.P., a Delaware limited partnership (“Subadviser”), dated June 21, 2017 (the “Agreement”).

WHEREAS, Investment Manager desires to retain Subadviser to provide investment advisory services to an additional mutual fund, CTIVP® – Westfield Select Large Cap Growth Fund (formerly known as CTIVP® – Morgan Stanley Advantage Fund), and Subadviser is willing to render such investment advisory services; and

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement, including Schedule A thereto, to add, effective May 1, 2024, CTIVP® – Westfield Select Large Cap Growth Fund as a “Fund” covered by the Agreement.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Inclusion of additional Fund. All references to the “Fund” in the Agreement shall mean, and it hereby does mean, each “Fund” identified on the amended Schedule A attached to this Amendment.

Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

2.	Notices. Section 12 to the Agreement shall be, and hereby is, amended by deleting the addresses for Subadviser and Investment Manager and replacing them with the following:

In the case of Subadviser:

Jenny Muller

Westfield Capital Management Company, L.P.

One Financial Center

23rd Floor

Boston, Massachusetts 02111

Tel: (617) 428-7184

Fax: (617) 428-7190

Email: JMuller@wcmgmt.com

Document Number: 366713

with a copy to:

Kathryn Kearney

Westfield Capital Management Company, L.P.

One Financial Center

23rd Floor

Boston, Massachusetts 02111

Tel: (617) 428-7149

Fax: (617) 428-7190

Email: KKearney@wcmgmt.com

In the case of Investment Manager:

David Weiss

Global Head of Multi-Manager Solutions

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel:  (617) 385-9606

Email: David.Weiss@columbiathreadneedle.com

with a copy to:

Ryan C. Larrenaga

Vice President and Chief Counsel

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel:  (617) 385-9536

Email: RYAN.C.LARRENAGA@columbiathreadneedle.com

3.

Miscellaneous. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. This Amendment may be executed in counterparts, each of which will be deemed an original and all of which together will be deemed to be one and the same agreement. As modified herein, the Agreement is confirmed and remains in full force and effect.

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Document Number: 366713

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Westfield Capital Management Company, L.P.

By:	/s/ David A. Weiss	By:	/s/ Kathryn Kearney

	Signature		Signature

Name:	David A. Weiss	Name:	Katie Kearney

	Printed		Printed

Title:	Global Head of Multi-Manager Solutions and Assistant Secretary	Title:	Partner, CFO, CCO

AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

SCHEDULE A

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